Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-l of Model N, Inc. of our report dated December 10, 2012, except for the effects of the reverse stock split described in Note 12, as to which the date is February 27, 2013, relating to the consolidated financial statements of Model N, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 15, 2013